Exhibit 10.11

Execution Version

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of January 30, 2015 and is entered into by and between AQUANTIA CORP., a Delaware corporation (hereinafter referred to as the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (collectively, referred to as “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and the Lender (in such capacity, the “Agent”).

RECITALS

A. Borrower has requested Lender to make available to Borrower a revolving facility in an aggregate principal amount of up to Eleven Million Five Hundred Thousand Dollars ($11,500,000) (the “Revolving Loan”); and

B. Lender is willing to make the Revolving Loan on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lender agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“A/R Advance” means a Revolving Loan Advance for which Borrower has requested the Borrowing Base calculation to be based on Eligible Accounts.

“Account Control Agreement(s)” means any agreement entered into by and among the Agent, Borrower and a third party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts, subject to Permitted Liens.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit I.

“Advance(s)” means a Revolving Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A.

“Agent” has the meaning given to it in the preamble to this Agreement.

“Agreement” means this Loan and Security Agreement, as amended, restated or modified from time to time.

“Assignee” has the meaning given to it in Section 11.13.

“Bookings” shall mean contracts for Borrower Products for which revenue (determined in accordance with GAAP) has yet to be booked but will be booked in accordance with such contract within the next 12 months.

“Borrower” has the meaning given to it in the preamble to this Agreement.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold by Borrower or which Borrower intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower since its incorporation.

“Borrowing Base” means, unless otherwise provided herein, up to (i) 80% of Eligible Accounts, with respect to A/R Advances, and (ii) 50% of Eligible Purchase Orders, with respect to P/O Advances.

“Borrowing Base Certificate” means a borrowing base certificate substantially in the form of Exhibit H.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Cash” means all cash and liquid funds.

“Change in Control” means any (i) reorganization, recapitalization, consolidation or merger (or similar transaction or series of related transactions) of Borrower or any Subsidiary, sale or exchange of outstanding shares (or similar transaction or series of related transactions) of Borrower or any Subsidiary in which the holders of Borrower or Subsidiary’s outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing more than fifty percent (50%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Borrower or Subsidiary is the surviving entity, or (ii) sale or issuance by Borrower of new shares of Preferred Stock of Borrower to investors, none of whom are current investors in Borrower, and such new shares of Preferred Stock are senior to all existing Preferred Stock and Common Stock with respect to liquidation preferences, and the aggregate liquidation preference of the new shares of Preferred Stock is more than fifty percent (50%) of the aggregate liquidation preference of all shares of Preferred Stock of Borrower; provided, however, an Initial Public Offering shall not constitute a Change in Control.

“Claims” has the meaning given to it in Section 11.10.

“Closing Date” means the date of this Agreement.

“Collateral” means the property described in Section 3.

“Commitment Fee” means $60,000, which fee is due to Lender on or prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

“Common Stock” means the Common Stock, $0.00001 par value per share, of the Borrower.

“Confidential Information” has the meaning given to it in Section 11.12.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease, dividend, letter of credit or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“Eligible Accounts” means Accounts receivable arising in the ordinary course of Borrower’s business. Agent reserves the right at any following the completion of an audit or field examination of Borrowers Accounts receivable the results of which reflect a material change to the make-up of Borrower’s Accounts receivable from the make-up of Borrower’s Accounts receivable on or prior to the Closing Date of most recent audit or field examination, to adjust any of the criteria set forth below and to establish new criteria in its good faith credit judgment upon providing Borrower five (5) days’ prior written notice of such new criteria. Unless otherwise agreed by Agent, Eligible Accounts shall not include the following:

(a) Accounts that the account debtor has failed to pay in full within 60 days of invoice date; provided, however, that up to ten percent (10%) of the Eligible Accounts may be Accounts that the account debtor has failed to pay in full within 60 days (but no later than within 90 days) of the original invoice date;

(b) Accounts owing by an account debtor (other than any Tier 1 Customer), including its affiliates, whose total obligations to Borrower exceed 30% of all Accounts, to the extent those obligations exceed that percentage, except as approved by Agent;

(c) Accounts owing by an account debtor, including its affiliates, 25% of whose Accounts the account debtor has failed to pay within 60 days of invoice date;

(d) Accounts owing by an account debtor (other than any Tier 1 Customer or any Person listed on Schedule 1D) that does not have its principal place of business in the United States of America or Canada, except as approved by Agent;

(e) Accounts owing by an account debtor that Borrower owes money, goods and/or services or is otherwise obligated, but only to the extent of the potential amount owed;

(f) Accounts arising out of deferred revenue, and Accounts any portion of which arise out of deferred revenue, but only with respect to such portion arising out of deferred revenue;

(g) Accounts owing by an affiliate of Borrower;

(h) Accounts that are the obligation of an account debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless Agent, in its sole discretion, has agreed to the contrary in writing and Borrower, if necessary or desirable, has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting assignment thereof;

(i) Accounts that arise with respect to goods that are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the account debtor is or may be conditional;

(j) Accounts (i) upon which Borrower’s right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) as to which Borrower is not able to bring suit or otherwise enforce its remedies against the account debtor through judicial process; and

(k) Accounts the collection of which Agent determines in its good faith credit judgment to be doubtful.

“Eligible Purchase Orders” means purchase orders for Borrower Products substantially in form and substance as provided in Exhibit J or otherwise acceptable to Agent, arising in the ordinary course of Borrower’s business, that have been submitted to Agent. Agent reserves the right at any time following the completion of an audit or field examination of Borrower’s purchase orders for Borrower Products the results of which reflect a material change to the make-up of Borrower’s purchase orders for Borrower Products from the make-up of Borrower’s purchase orders for Borrower Products on or prior to the Closing Date of most recent audit or field examination, to adjust any of the criteria set forth below and to establish new criteria in its good faith credit judgment upon providing Borrower five (5) days’ prior written notice of such new criteria. Should qualifying purchase orders be canceled, they shall no longer be considered Eligible Purchase Orders or be considered eligible for inclusion in the Borrowing Base. Unless otherwise agreed by Agent, Eligible Purchase Orders shall not include the following:

(a) purchase orders with a delivery date more than four months from the date of the purchase order; provided, however, that such purchase order shall cease to be excluded from the definition of “Eligible Purchase Orders” from the time that Borrower receives a bona fide purchase order which is to be placed with Taiwan Semiconductor Manufacturing Company Limited (TSMC), GlobalFoundries U.S. Inc. or GlobalFoundries Singapore PTE. LTD. if (i) the purchase order is from a Tier 1 Customer, (ii) Borrower has a contracted Bookings backlog representing more than ninety percent (90%) of its forecasted revenue forecast for the next three calendar months, and (iii) the delivery date is less than six months from the date of the purchase order; and

(b) purchase orders which are cancelable pursuant to their terms or at the election of any Person; provided, however, that the following cancelable purchase orders shall not be excluded: (i) purchase orders from Tier 1 Customers where Borrower’s chips are Mission Critical to its customer’s announced product lines; and (ii) purchase orders for non-Tier 1 Customers representing up to twenty percent (20%) of Eligible Purchase Orders.

Notwithstanding the foregoing, purchase orders for Borrower Products from a Person listed on Schedule 1D shall be considered Eligible Purchase Orders.

“Equity Milestone” means Borrower has received, in a principal amount of at least Twenty-Five Million Dollars ($25,000,000), net proceeds from a bona fide equity financing from investors and on terms and conditions reasonably acceptable to Agent, after January [    ], 2015, but no later than June 30, 2015, subject to verification by Agent (including supporting documentation reasonably requested by Agent).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Property” means any property, right or asset held by the Borrower to the extent that a grant of a security interest therein constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9406, 9407, 9408 or 9409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the United States Bankruptcy Code) or principles of equity; provided, however, that such security interest shall attach immediately at such time as such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences.

“Event of Default” has the meaning given to it in Section 9.

“Facility Charge” means sixth-tenths of one percent (0.60%) of the Maximum Revolving Loan Amount.

“Financial Statements” has the meaning given to it in Section 7.1.

“Foreign Subsidiary” means any Subsidiary other than a Subsidiary organized under the laws of any state or other jurisdiction within the United States of America.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Indebtedness” means indebtedness of any kind, including (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within sixty (60) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, and (d) all Contingent Obligations.

“Indemnified Person” has the meaning given to it in Section 6.3.

“Initial Public Offering” means the initial firm commitment underwritten offering of Borrower’s Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, filed with and declared effective by the Securities and Exchange Commission.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Investment” means any beneficial ownership (including stock, partnership or limited liability company interests) of or in any Person, or any loan, advance or capital contribution to any Person or the acquisition of all, or substantially all, of the assets of another Person.

“Joinder Agreements” means for each Domestic Subsidiary, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit G.

“Lender” has the meaning given to it in the preamble to this Agreement.

“Liabilities” has the meaning given to it in Section 6.3.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the Notes (if any), the ACH Authorization, the Account Control Agreements, the Joinder Agreements, all UCC Financing Statements, the Warrant, the Perfection Certificate, and the Share Pledge and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole; or (ii) the ability of Borrower to perform the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lender to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Maximum Revolving Loan Amount” means Eleven Million Five Hundred Thousand and No/100 Dollars ($11,500,000).

“Maximum Rate” shall have the meaning assigned to such term in Section 2.3.

“Mission Critical” means the Borrower’s products are essential and irreplaceable with any other vendors’ products and have been designed into its customers announced products

“Note(s)” means a Revolving Note.

“P/O Advance” means a Revolving Loan Advance for which Borrower has requested the Borrowing Base calculation be based on Eligible Purchase Orders.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Perfection Certificate” means a Perfection Certificate executed by the Borrower and delivered to Agent, dated as of the Closing Date.

“Performance Milestone” means (a) no Event of Default shall have occurred and be continuing; and (b) during the twelve month period ending June 30, 2016, Borrower shall have achieved (i) 80% of its forecasted revenue, and (ii) 80% of its forecasted operating income, in each case based on a plan approved by Borrower’s board of directors and delivered to Agent by January 31, 2015, which plan shall be acceptable to Agent and consistent with prior plans presented to Agent, and in all cases subject to verification by Agent (including supporting documentation reasonably requested by Agent).

“Permitted Indebtedness” means: (i) Indebtedness of Borrower in favor of Lender or Agent arising under this Agreement or any other Loan Document; (ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A; (iii) Indebtedness of up to $500,000 outstanding at any time secured by a Lien described in clauses (vii) and (xi) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the lesser of the cost or fair market value of the Equipment financed with such Indebtedness; (iv) Indebtedness to trade creditors incurred in the ordinary course of business, including Indebtedness incurred in the ordinary course of business with corporate credit cards; (v) Indebtedness that also constitutes a Permitted Investment; (vi) Subordinated Indebtedness, provided that the Subordinated Indebtedness owed to Pinnacle Ventures L.L.C. or any affiliate shall not exceed an aggregate principal amount of $23,800,000, shall be subject to the terms of that certain Amended and Restated Loan and Security Agreement dated as of December 16, 2014 as amended by that certain Amendment No. 1 to Amended and Restated Loan and Security Agreement dated as of the Closing Date, without any other amendment, restatement or modification, unless consented to by Agent; (vii) reimbursement obligations in connection with guaranties of Borrower’s Subsidiaries’ real property lease obligations or letters of credit that are secured by cash or cash equivalents and issued on behalf of the Borrower or a Subsidiary thereof in an amount not to exceed $250,000 at any time outstanding, (viii) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business, (ix) other Indebtedness in an amount not to exceed $100,000 at any time outstanding, and (x) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means: (i) Investments existing on the Closing Date which are disclosed in Schedule 1B; (ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least $500,000,000 maturing no more than one year from the date of investment therein, and (d) money market accounts; (iii) repurchases of stock from former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed $250,000 in any fiscal year, provided that no Event of Default has occurred, is continuing or would exist after giving effect to the repurchases; (iv) Investments accepted in connection with Permitted Transfers; (v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business; (vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not affiliates, in the ordinary course of business, provided that this subparagraph (vi) shall not apply to Investments of Borrower in any Subsidiary; (vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Borrower pursuant to employee stock purchase plans or other similar agreements approved by Borrower’s board of directors; (viii) Investments consisting of travel advances and relocation loans in the ordinary course of business; (ix) Investments in Domestic Subsidiaries, provided that each newly-formed Domestic Subsidiary enters into a Joinder Agreement promptly after its formation by Borrower and execute such other documents as shall be reasonably requested by Agent; (x) Investments in Foreign Subsidiaries in an aggregate amount equal to the lesser of (a) the amount necessary for the payment of three (3) months of operational expenses of any such Subsidiary in accordance with Borrower’s most recent operating plan as approved by Borrower’s board of directors and (b) $2,000,000 in the aggregate in any fiscal year, or as otherwise approved in advance in writing by Agent; (xi) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed $250,000 in the aggregate in any fiscal year; (xii) Investments consisting of Deposit Accounts or securities accounts subject to compliance with Section 7.12; and (xiii) additional Investments that do not exceed $250,000 in the aggregate.

“Permitted Liens” means any and all of the following: (i) Liens in favor of Agent or Lender; (ii) Liens existing on the Closing Date which are disclosed in Schedule 1C; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; provided, that Borrower maintains adequate reserves therefor in accordance with GAAP; (iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s business and imposed without action of such parties; provided, that the payment thereof is not yet required; (v) Liens arising from judgments, decrees or attachments in circumstances which do not constitute an Event of Default hereunder; (vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds; (vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”; (viii) Liens incurred in connection with Subordinated Indebtedness; (ix) leasehold interests in leases or subleases and licenses granted in the ordinary course of business and not interfering in any material respect with the business of the licensor; (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due; (xi) Liens securing the payment of financed insurance premiums that are promptly paid on or before the date they become due, provided that such Liens extend only to the insurance policies so financed and all money due Borrower thereunder (including the return of premiums and dividends) and not to any other property or assets; (xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms; (xiii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property; (xiv) Liens on cash or cash equivalents securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness; and (xv) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xiv) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Transfers” means (i) sales of Inventory in the ordinary course of business, (ii) non-exclusive licenses and similar arrangements for the use of Intellectual Property in the ordinary course of business and licenses that could not result in a legal transfer of title of the licensed property or a Lien on any Collateral or Intellectual Property but that may be exclusive in respects other than territory and that may be exclusive as to territory only as to discrete geographical areas outside of the United States of America in the ordinary course of business, or (iii) dispositions of worn-out, obsolete or surplus Equipment at fair market value in the ordinary course of business, (iv) Permitted Liens and Permitted Investments, and (v) other transfers of assets having a fair market value of not more than $250,000 in the aggregate in any fiscal year.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Pinnacle Intercreditor Agreement” has the meaning given to it in Section 4.1(m).

“Preferred Stock” means at any given time any equity security issued by Borrower that has any rights, preferences or privileges senior to Borrower’s Common Stock.

“Prime Rate” means the prime rate as reported in The Wall Street Journal.

“Publicity Materials” has the meaning given to it in Section 11.18.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter-of-Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Required Lenders” means at any time, the holders of more than 50% of the total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the total Revolving Loan Advances then outstanding.

“Revolving Commitment” means as to any Lender, the obligation of such Lender, if any, to make Revolving Loans in an aggregate principal amount not to exceed the amount set forth under the heading “Revolving Commitment” opposite such Lender’s name on Schedule 1.1.

“Revolving Interest Rate” means, for any day, (x) with respect to A/R Advances, the greater of (I) the Prime Rate plus 2.95%, and (II) 6.20%; and (y) with respect to P/O Advances, the greater of (I) the Prime Rate plus 3.95%, and (II) 7.20%.

“Revolving Loan” has the meaning given to it in the preamble to this Agreement.

“Revolving Loan Advance” means any Revolving Loan funds advanced under this Agreement.

“Revolving Loan Draw Period” means any time up to and including February 1, 2017; provided, however, that if both of Performance Milestone and Equity Milestone are achieved, then February 1, 2018.

“Revolving Loan Maturity Date” means February 1, 2017; provided, however, that if both Performance Milestone and Equity Milestone are achieved, then February 1, 2018.

“Revolving Note” means a Promissory Note in substantially the form of Exhibit B.

“Rights to Payment” has the meaning given to it in Section 3.1.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document (but excluding the Warrant), including any obligation to pay any amount now owing or later arising.

“Share Pledge” means that certain Pledge Agreement executed and delivered by Borrower to Lender and dated as of the Closing Date.

“Solvent” means, with respect to any Person: the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities; such Person is not left with unreasonably small capital after the transactions in this Agreement; and such Person is able to pay its debts (including trade debts) as they mature in accordance with their terms.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion.

“Subsequent Financing” means the closing of any Borrower financing which becomes effective after the Closing Date and results in aggregate proceeds to Borrower of at least $10,000,000.

“Subsidiary” means an entity, whether corporate, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls 50% or more of the outstanding voting securities, including each entity listed on Schedule 1 hereto.

“Tier 1 Customer” means Intel Corporation, Cisco Systems, Inc., Dell Inc., Aruba Networks, Inc., Brocade Communications Systems, Inc. and Hewlett-Packard Company.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of California, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Warrant” means any warrant entered into in connection with the Loan, as may be amended, restated or modified from time to time.

Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC.

SECTION 2. THE LOAN

2.1 Revolving Loan.

(a) Advances. Subject to the terms and conditions of this Agreement, Borrower may draw Revolving Loan Advances during the Revolving Loan Draw Period in an aggregate principal amount of up to the lesser of the Borrowing Base or the Maximum Revolving Loan Amount, provided Borrower shall (i) request a Revolving Loan Advance of not less than $5,000,000 be made on the Closing Date, and (ii) after the Closing Date, request only two (2) such Revolving Loan Advances per month, and each Revolving Loan Advance shall be in a minimum amount of $1,000,000 or if the amount available to be borrowed under the Maximum Revolving Loan Amount is less than $1,000,000, then such lesser amount. Revolving Loan Advances may be repaid and reborrowed at any time, without premium or penalty. If the aggregate Revolving Loan Advances at any time exceed the lesser of the Borrowing Base or the Maximum Revolving Loan Amount, Borrower shall repay the amount of that excess to Lender within three (3) Business Days. For the avoidance of doubt, both A/R Advances and P/O Advances may be borrowed, including on the same request, up to the Maximum Revolving Loan Amount.

(b) Advance Request. To obtain an Advance, Borrower shall complete, sign and deliver an Advance Request (at least three (3) Business Days before the Advance Date other than the Advance obtained on the Closing Date), specifying whether the Advance will be in the form of an A/R Advance and/or a P/O Advance, and Borrowing Base to Agent. Lender shall severally (and not jointly) fund the Revolving Loan Advance in an amount not to exceed its respective Revolving Commitment in the manner requested by the Advance Request provided that each of the conditions precedent to such Revolving Loan Advance is satisfied as of the requested Advance Date.

(c) Interest. The principal balance of the Revolving Loan shall bear interest thereon from the initial Revolving Loan Advance Date, calculated at the floating Revolving Interest Rate per annum based upon a year consisting of 360 days and payable for the actual number of days elapsed.

(d) Payment. Borrower will pay interest on each Revolving Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. The entire principal balance of the Revolving Loan and all accrued interest and fees on or relating to the Revolving Loan shall be repaid in full on the Revolving Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization on each payment date of all periodic obligations payable to Lender under each Revolving Loan Advance.

2.2 [RESERVED]

2.3 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid to Lender an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lender’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to five percent (5%) of the past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.1(c) plus five percent (5%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.1(c) or Section 2.4, as applicable.

2.5 Prepayment. At its option upon at least seven (7) Business Days prior notice to Agent, Borrower may prepay all, but not less than all, of the outstanding Advances by paying the entire principal balance and all accrued and unpaid interest thereon. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date upon a Change in Control.

2.6 End of Term Charge. On the earliest to occur of (i) the Revolving Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge of $304,750. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

2.7 Revolving Loan Renewal Fee. On each of (i) March 1, 2016, and (ii) March 1, 2017 (provided that the Revolving Loan Maturity Date has been extended to February 1, 2018), Borrower shall pay to Lender a renewal fee with respect to the Revolving Loan of $46,000.

2.8 Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an Assignee of Lender pursuant to Section 11.13) (promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence Lender’s Loans.

2.9 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Revolving Loan Advances shall be made pro rata according to the Revolving Commitments of the relevant Lender.

SECTION 3. SECURITY INTEREST

3.1 As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Borrower grants to Agent a security interest in all of Borrower’s right, title, and interest in and to the following personal property whether now owned or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (other than Intellectual Property); (e) Inventory; (f) Investment Property (but excluding thirty-five percent (35%) of the capital stock of any Foreign Subsidiary that constitutes a Permitted Investment); (g) Deposit Accounts; (h) Cash; (i) Goods; and all other tangible and intangible (other than Intellectual Property) personal property of Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing; provided, however, that the Collateral shall include all Accounts and General Intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a United States Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the date of this Agreement, include the Intellectual Property to the extent necessary to permit perfection of Agent’s security interest in the Rights to Payment. Upon payment in full of the Secured Obligations (other than inchoate indemnity obligations), and the expiration or termination of the Revolving Commitment, Agent shall release its Lien on and security interest in the Collateral and such Lien shall terminate and be released and all rights therein shall revert to Borrower.

3.2 Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (i) any Excluded Property, (ii) accounts at Silicon Valley Bank account numbers 8800060588 and 3300975070 to secure corporate credit cards so long as the balance does not exceed $50,000 at any time, or (iii) more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lender to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a) Subject to Section 7.20, executed originals of the Loan Documents, Account Control Agreements, a legal opinion of Borrower’s counsel, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b) certified copy of resolutions of Borrower’s board of directors evidencing approval of (i) the Loan and other transactions evidenced by the Loan Documents; and (ii) the Warrant and transactions evidenced thereby;

(c) certified copies of the Certificate of Incorporation and the bylaws, as amended through the Closing Date, of Borrower;

(d) a certificate of good standing for Borrower from its state of incorporation and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified would reasonably be expected to have a Material Adverse Effect;

(e) payment of the Facility Charge and Commitment Fee and reimbursement of Agent’s and Lender’s current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(l) a duly executed payoff letter from Silicon Valley Bank, in form and substance reasonably acceptable to Agent; and

(m) a duly executed intercreditor agreement by and between Agent and Pinnacle Ventures, L.L.C., acknowledged by Borrower, in form and substance reasonably acceptable to Agent (the “Pinnacle Intercreditor Agreement”); and

(f) such other documents as Agent may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.1(b), each duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request.

(b) (i) The representations and warranties set forth in Section 5 of this Agreement and in the Warrant shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and (ii) all the information in the Perfection Certificate shall be true and correct in all material respects.

(c) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Advance no Event of Default shall have occurred and be continuing.

(d) Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in paragraphs (b) and (c) of this Section 4.2 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and each Advance Date, (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status. Borrower is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign corporation in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit C, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date.

5.2 Collateral. Borrower owns the Collateral and the Intellectual Property, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

5.3 Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents, and Borrower’s execution of the Warrant, (i) have been duly authorized by all necessary corporate action of Borrower, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens and the Liens created by this Agreement and the other Loan Documents, (iii) do not violate any provisions of Borrower’s Certificate or Articles of Incorporation (as applicable), bylaws, or any, law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person which has not already been obtained. The individual or individuals executing the Loan Documents and the Warrant are duly authorized to do so.

5.4 Material Adverse Effect. No event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. Except as described on Schedule 5.5, there are no actions, suits or proceedings at law or in equity or by or before any governmental authority now pending or, to the knowledge of Borrower, threatened against or affecting Borrower or its property.

5.6 Laws. Borrower is not in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any governmental authority, where such violation or default is reasonably expected to result in a Material Adverse Effect. Borrower is not in default in any manner under any provision of any agreement or instrument evidencing Indebtedness, or any other material agreement to which it is a party or by which it is bound.

5.7 Information Correct and Current. No information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s board of directors.

5.8 Tax Matters. Except as described on Schedule 5.8, (a) Borrower has filed all federal, state and local tax returns that it is required to file, (b) Borrower has duly paid or fully reserved for all taxes or installments thereof (including any interest or penalties) as and when due, which have or may become due pursuant to such returns, and (c) Borrower has paid or fully reserved for any tax assessment received by Borrower for the three (3) years preceding the Closing Date, if any (including any taxes being contested in good faith and by appropriate proceedings).

5.9 Intellectual Property Claims. Borrower is the sole owner of, or otherwise has the right to use, the Intellectual Property. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that any material part of the Intellectual Property violates the rights of any third party. Exhibit D is a true, correct and complete list of each of Borrower’s Patents, registered Trademarks, registered Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary, in each case as of the Closing Date. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the foregoing contracts, licenses or agreements and, to Borrower’s knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder.

5.10 Intellectual Property. Except as described on Schedule 5.10, Borrower has, or in the case of any proposed business, will have, all material rights with respect to Intellectual Property necessary in the operation or conduct of Borrower’s business as currently conducted and proposed to be conducted by Borrower. Without limiting the generality of the foregoing, and in the case of Licenses, except for restrictions that are unenforceable under Division 9 of the UCC, Borrower has the right, to the extent required to operate Borrower’s business, to freely transfer, license or assign Intellectual Property without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, and Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software and other items that are used in the design, development, promotion, sale, license, manufacture, import, export, use or distribution of Borrower Products.

5.11 Borrower Products. Except as described on Schedule 5.11, no Intellectual Property owned by Borrower or Borrower Product has been or is subject to any actual or, to the knowledge of Borrower, threatened litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the validity, use or enforceability thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. Borrower has not received any written notice or claim, or, to the knowledge of Borrower, oral notice or claim, challenging or questioning Borrower’s ownership in any Intellectual Property (or written notice of any claim challenging or questioning the ownership in any licensed Intellectual Property of the owner thereof) or suggesting that any third party has any claim of legal or beneficial ownership with respect thereto nor, to Borrower’s knowledge, is there a reasonable basis for any such claim. Neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.

5.12 Financial Accounts. Exhibit E, as may be updated by the Borrower in a written notice provided to Agent after the Closing Date, is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

5.13 Employee Loans. Except for Permitted Investments of the type described in clause (viii) of the definition thereof or on Schedule 5.13, Borrower has no outstanding loans to any employee, officer or director of the Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of the Borrower by a third party.

5.14 Capitalization and Subsidiaries. Borrower’s capitalization as of the Closing Date is set forth on Schedule 5.14 annexed hereto. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15 Eligible Accounts and Eligible Purchase Orders. For any Eligible Account or Eligible Purchase Order in any Borrowing Base Certificate, all statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing such Eligible Accounts or Eligible Purchase Orders are and shall be true and correct (except for any good faith immaterial errors promptly corrected when discovered) and all such invoices, instruments and other documents, and all of Borrower’s books are genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Eligible Account or Eligible Purchase Order shall comply in all material respects with all applicable laws and governmental rules and regulations. Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account debtor whose Accounts are an Eligible Account in any Borrowing Base Certificate. To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Eligible Accounts or Eligible Purchase Orders are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

SECTION 6. INSURANCE; INDEMNIFICATION

6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of $1,000,000 for each occurrence, and $2,000,000 in the aggregate, of commercial general liability insurance and $10,000,000 in excess liability insurance. Borrower has and agrees to maintain a minimum of $3,000,000 in the aggregate of directors’ and officers’ insurance. So long as there are any Secured Obligations outstanding (other than inchoate indemnity obligations), Borrower shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles.

6.2 Certificates. Subject to Section 7.20(a) Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall state Agent is an additional insured for commercial general liability, a loss payee for all risk property damage insurance, subject to the insurer’s approval, and a loss payee for property insurance and additional insured for liability insurance for any future liability or property insurance that Borrower may acquire from such insurer. Attached to the certificates of insurance will be additional insured endorsements for liability and lender’s loss payable endorsements for all risk property damage insurance. All certificates of insurance will provide for a minimum of thirty (30) days (ten (10) days for non-payment of premium) advance written notice to Agent of cancellation or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved.

6.3 Indemnity. Borrower agrees to indemnify and hold Agent, Lender and their officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys’ fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent resulting solely from any Indemnified Person’s gross negligence or willful misconduct. Borrower agrees to pay, and to save Agent and Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes (excluding taxes imposed on or measured by the net income of Agent or Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings).

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) as soon as practicable (and in any event within 30 days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within 45 days) after the end of each calendar quarter, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that would reasonably be expected to have a Material Adverse Effect, certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year end adjustments; as well as the most recent capitalization table for Borrower if there were any changes from the last capitalization table provided, including the weighted average exercise price of employee stock options;

(c) as soon as practicable (and in any event within two hundred seventy (270) days) after the end of each fiscal year, unqualified audited financial statements as of the end of such year (prepared on a consolidated basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent (accountants of recognized national standing and Borrower’s existing accountants are deemed acceptable to Agent), accompanied by any management report from such accountants;

(d) together with the monthly and quarterly financial statements required pursuant to Sections 7.1(a) and (b), as applicable, a Compliance Certificate in the form of Exhibit F attaching, so long as the Revolving Loan is outstanding, a Borrowing Base Certificate;

(e) as soon as practicable (and in any event within 7 days) after the end of each month, a report showing agings of Accounts receivable and Accounts payable;

(f) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports that Borrower has made available to holders of its Preferred Stock and copies of any regular, periodic and special reports or registration statements that Borrower files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or any national securities exchange;

(g) at the same time and in the same manner as it gives to its directors, copies of all notices, minutes, consents and other materials that Borrower provides to its directors in connection with meetings of the board of directors, and within 30 days after each such meeting, minutes of such meeting, provided that in all cases Borrower may exclude confidential compensation information, attorney/client privileged communications, matters that present a direct conflict of interest to Agent or any Lender, such as a take-out financing proposal, and executive session materials; and

(h) financial and business projections promptly following their approval by Borrower’s board of directors, and in any event, within 30 days after the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent.

Borrower shall not (without the consent of Agent, such consent not to be unreasonably withheld or delayed), make any change in its (a) accounting policies or reporting practices, except as required by GAAP or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate may be sent via facsimile to Agent at (650) 473-9194 or via e-mail to tpandjiris@htgc.com. All Financial Statements required to be delivered pursuant to clauses (a), (b) and (c) shall be sent via e-mail to financialstatements@herculestech.com with a copy to tpandjiris@htgc.com provided, that if e-mail is not available or sending such Financial Statements via e-mail is not possible, they shall be sent via facsimile to Agent at: (866) 468-8916, attention Chief Credit Officer.

7.2 Management Rights. Borrower shall permit any representative that Agent or Lender authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided that, such inspection and examination shall be conducted no more often than twice every twelve (12) months unless an Event of Default has occurred. In addition, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records. In addition, Agent or Lender shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted Agent and Lender shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lender with respect to any business issues shall not be deemed to give Agent or Lender, nor be deemed an exercise by Agent or Lender of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, or other documents to perfect or give the highest priority to Agent’s Lien on the Collateral. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary or desirable, or that Agent may reasonably request, to perfect and protect the Liens granted hereby and thereby. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements, collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness, or prepay any Indebtedness or take any actions which impose on Borrower an obligation to prepay any Indebtedness, except for the Secured Obligations, the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion. Borrower shall not make any payment on or in connection with the Subordinated Debt (as defined in the Pinnacle Intercreditor Agreement) other than scheduled payments pursuant to the terms of the documents governing such Indebtedness as in effect on the Closing Date.

7.5 Collateral. Borrower shall at all times keep the Collateral, the Intellectual Property and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any legal process or Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process affecting the Collateral, the Intellectual Property, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property and assets may be subject to Permitted Liens except that there shall be no Liens whatsoever on Intellectual Property except for Permitted Liens described in clause (ix) of the definition thereof. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all times to keep such Subsidiary’s property and assets free and clear from any legal process or Liens whatsoever (except for Permitted Liens, provided however, that there shall be no Liens whatsoever on Intellectual Property except for Permitted Liens described in clause (ix) of the definition thereof), and shall give Agent prompt written notice of any legal process affecting such Subsidiary’s assets. Borrower shall not agree with any Person other than Agent or Lender not to encumber its property.

7.6 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

7.7 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other equity interest other than (i) pursuant to employee, director or consultant stock purchase or repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or equity interest, and (ii) the conversion of any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor (as long as no dividend in cash or other payment in cash is made in connection thereto), or (b) declare or pay any cash dividend or make a cash distribution on any class of stock or other equity interest, except that a Subsidiary may pay dividends or make distributions to Borrower and Borrower may pay dividends solely in Common Stock, or (c) lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of $250,000 in the aggregate or (d) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of $100,000 in the aggregate.

7.8 Transfers. Except for Permitted Transfers, Borrower shall not voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey any equitable, beneficial or legal interest in any material portion of its assets.

7.9 Mergers or Acquisitions. Borrower shall not merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization (other than mergers or consolidations of (a) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower or (b) a Borrower into another Borrower), or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person.

7.10 Taxes. Borrower and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against Borrower, Agent, Lender (excluding taxes on Agent’s or Lender’s net income or any taxes assessed on Agent or Lender that are not related to the transactions in connection with the Loan Documents) or the Collateral or upon Borrower’s ownership, possession, use, operation or disposition thereof or upon Borrower’s rents, receipts or earnings arising therefrom. Borrower shall file on or before the due date therefor all personal property tax returns in respect of the Collateral. Notwithstanding the foregoing, Borrower may contest, in good faith and by appropriate proceedings, taxes for which Borrower maintains adequate reserves therefor in accordance with GAAP.

7.11 Corporate Changes. Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent. Neither Borrower nor any Subsidiary of Borrower shall suffer a Change in Control; provided, however, that Borrower or any Subsidiary of the Borrower may suffer a Change in Control so long as in connection with such Change in Control the Secured Obligations (other than inchoate indemnity obligations) are paid in full in cash. Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America. Neither Borrower nor any Domestic Subsidiary shall relocate any item of Collateral (other than (w) worn-out, obsolete or surplus Equipment, (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $250,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless (i) it has provided prompt written notice to Agent, (ii) such relocation is within the continental United States of America, and (iii) if such relocation is to a third party bailee, it has delivered a bailee agreement in form and substance reasonably acceptable to Agent. No Foreign Subsidiary shall relocate any item of Collateral (other than (w) worn-out, obsolete or surplus Equipment, (x) sales of Inventory in the ordinary course of business, (y) relocations of Equipment having an aggregate value of up to $250,000 in any fiscal year, and (z) relocations of Collateral from a location described on Exhibit C to another location described on Exhibit C) unless it has provided prompt written notice to Agent.

7.12 Deposit Accounts. Subject to Section 7.20(d), neither Borrower nor any Domestic Subsidiary shall maintain any Deposit Accounts, or accounts holding Investment Property, except with respect to which Agent has an Account Control Agreement; provided that, upon any Borrower’s opening of a new Deposit Account that is subject to an Account Control Agreement in favor of Agent, Agent hereby agrees to permit such Borrower to close any other account that has been replaced by such new Deposit Account upon written request from such Borrower and immediately following all funds in such former account have been transferred to a Deposit Account that is subject to an Account Control Agreement in favor of Agent.

7.13 Borrower shall notify Agent of each Subsidiary formed subsequent to the Closing Date and, within 15 days of formation, shall cause any such Domestic Subsidiary to execute and deliver to Agent a Joinder Agreement.

7.14 Borrower shall notify Agent promptly of any event or circumstance which to Borrower’s knowledge would cause Agent to consider any then existing Account as no longer constituting an Eligible Account.

7.15 Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default or any default under the Subordinated Debt (as defined in the Pinnacle Intercreditor Agreement), such notice to be sent via facsimile to Agent.

7.16 [RESERVED]

7.17 Compromise of Agreements. With respect to Accounts with a combined value in excess of twenty percent (20%) of all of Borrower’s Accounts then outstanding, Borrower shall not (a) grant any material extension of the time of payment thereof, (b) to any material extent, compromise, compound or settle the same for less than the full amount thereof, (c) release, wholly or partly, any Person liable for the payment thereof, or (d) allow any credit or discount whatsoever thereon other than trade discounts granted by Borrower in the ordinary course of business of Borrower.

7.18 Use of Proceeds. The proceeds of the Revolving Loan shall be used solely to refinance the Borrower’s existing senior Indebtedness and as working capital, to finance purchase orders, Inventory, or Accounts receivable.

7.19 Borrower shall not amend any document governing the Subordinated Debt (as defined in the Pinnacle Intercreditor Agreement) or agree to any consent or waiver under such documents without the approval of Agent.

7.20 Post-Closing Obligations:

(a) Borrower shall deliver to Agent certificates of insurance and additional insured endorsements satisfying the requirements of Section 6.2 hereto, all in form and substance satisfactory to Agent, within ten (10) days of the Closing Date.

(b) Borrower shall deliver to Agent within thirty (30) days of the Closing Date all certificates or other instruments representing or evidencing any Pledged Interests (as defined in the Share Pledge) in Aquantia India Semiconductor Private Limited, accompanied by appropriate duly executed instruments of transfer or assignment (including, without limitation, stock powers) in blank, all in form and substance satisfactory to Agent.

(c) Borrower shall file all necessary documentation with the State of California necessary to dissolve Novin IP, Inc. within thirty (30) days of the Closing Date.

(d) Borrower shall deliver to Agent within thirty (30) days of the Closing Date an executed Account Control Agreement among U.S. Bank, N.A., SVB Asset Management, Borrower and Agent with respect to account number 19-SV291.

SECTION 8. RIGHT TO INVEST

8.1 Lender or its Assignee or nominee shall have the right, in its discretion, to participate in any Subsequent Financing in an amount of up to $1,000,000 on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an Event of Default:

9.1 Payments. Borrower fails to pay any amount due under this Agreement or any of the other Loan Documents on the due date; provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or any Lender if Borrower had the funds to make the payment when due and makes the payment within three (3) Business Days following Borrower’s knowledge of such failure to pay; or

9.2 Covenants. Borrower breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents or any other agreement among Borrower, Agent and Lender, and (a) with respect to a default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15 and 7.19), any other Loan Document or any other agreement among Borrower, Agent and Lender, such default continues for more than ten (10) days after the earlier of the date on which (i) Agent or Lender has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15 and 7.19, the occurrence of such default; or

9.3 Material Adverse Effect. A circumstance has occurred that has a Material Adverse Effect. In determining whether such circumstance has occurred for the purpose of this Section 9.3, Agent’s primary, though not sole, consideration will be whether Borrower has or will have sufficient cash resources to repay the Secured Obligations as and when due. Agent recognizes that, as a pre-profit company, Borrower’s cash resources will decline over time, and Borrower will periodically require additional infusions of equity capital. The clear intention of Borrower’s investors to continue to fund Borrower in the amounts and timeframe necessary, in Agent’s good faith judgment, to enable Borrower to satisfy the Secured Obligations as they become due and payable is the most significant criterion Agent shall consider in making any such determination; or

9.4 Representations. Any representation or warranty made by Borrower in any Loan Document or in the Warrant shall have been false or misleading in any material respect when made or deemed made; or

9.5 Insolvency. (A) Borrower (i) shall make an assignment for the benefit of creditors; or (ii) shall be unable to pay its debts as they become due, or be unable to pay or perform under the Loan Documents, or shall cease to be Solvent (which shall be determined in Agent’s reasonable discretion in consultation with an accounting firm of recognized national standing; provided that in the event that Agent cannot get an accounting firm of recognized national standing to provide such analysis as described in the definition of Solvent then Agent shall be entitled to consult with an independent third party valuation firm or financial institution); or (iii) shall file a voluntary petition in bankruptcy; or (iv) shall file any petition, answer, or document seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances; or (v) shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of Borrower or of all or any substantial part (i.e., 33-1/3% or more) of the assets or property of Borrower; or (vi) shall cease operations of its business as its business has normally been conducted, or terminate substantially all of its employees; or (vii) Borrower or its directors or majority shareholders shall take any action initiating any of the foregoing actions described in clauses (i) through (vi); or (B) either (i) thirty (30) days shall have expired after the commencement of an involuntary action against Borrower seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of Borrower being stayed; or (ii) a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed; or (iii) Borrower shall file any answer admitting or not contesting the material allegations of a petition filed against Borrower in any such proceedings; or (iv) the court in which such proceedings are pending shall enter a decree or order granting the relief sought in any such proceedings; or (v) thirty (30) days shall have expired after the appointment, without the consent or acquiescence of Borrower, of any trustee, receiver or liquidator of Borrower or of all or any substantial part of the properties of Borrower without such appointment being vacated; or

9.6 Attachments; Judgments. Any portion of Borrower’s assets is attached or seized, or a levy is filed against any such assets, or a judgment or judgments is/are entered for the payment of money, individually or in the aggregate, of at least $250,000 (not covered by independent third party insurance as to which such liability has been accepted by such insurance carrier as of the date of such attachment, seizure, levy or entry of judgment and such judgment remains unsatisfied, unvacated or unstayed for a period of ten (10) days after the entry thereof), or Borrower is enjoined or in any way prevented by court order from conducting any part of its business; or

9.7 Other Obligations. The occurrence of any default (including, for the avoidance of doubt, any unmatured default under the documents governing the Subordinated Debt (as defined in the Pinnacle Intercreditor Agreement) under any agreement or obligation of Borrower involving any Indebtedness in excess of $250,000.

SECTION 10. REMEDIES

10.1 General. Upon and during the continuance of any one or more Events of Default, (i) Agent may, at its option, accelerate and demand payment of all or any part of the Secured Obligations and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations shall automatically be accelerated and made due and payable, in each case without any further notice or act), (ii) Agent may, at its option, sign and file in Borrower’s name any and all collateral assignments, notices, control agreements, security agreements and other documents it deems necessary or appropriate to perfect or protect the repayment of the Secured Obligations, and in furtherance thereof, Borrower hereby grants Agent an irrevocable power of attorney coupled with an interest, and (iii) Agent may notify any of Borrower’s account debtors to make payment directly to Agent, compromise the amount of any such account on Borrower’s behalf and endorse Agent’s name without recourse on any such payment for deposit directly to Agent’s account. Agent may exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent and Lender in an amount sufficient to pay in full Agent’s and Lender’s costs and professionals’ and advisors’ fees and expenses as described in Section 11.11;

Second, to Lender in an amount equal to the then unpaid amount of the Secured Obligations (including principal, interest, and the default rate interest), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full, final, and indefeasible payment in Cash of all of the Secured Obligations, to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery or delivery by an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a)	If to Agent:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention:

Facsimile:

Telephone:

with a copy (which shall not constitute notice) to:

LATHAM & WATKINS LLP

Attention:

Telephone:

Email:

(b)	If to Lender:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Legal Department

Attention: 1

Facsimile:

Telephone:

with a copy (which shall not constitute notice) to:

LATHAM & WATKINS LLP

Attention:

Telephone:

Email:

(c)	If to Borrower:

Aquantia Corp.

Attention:

Facsimile:

Telephone:

with a copy (which shall not constitute notice) to:

COOLEY LLP

Attention:

Telephone:

Email:

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letters dated November 1, 2014 and January 7, 2015).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Borrower party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the

Agent and the Borrower party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Revolving Commitment, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Borrower from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.17 without the written consent of the Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon Borrower, the Lender, the Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and Lender by this Agreement are solely to protect its rights hereunder and under the other Loan Documents and its interest in the Collateral and shall not impose any duty upon Agent or Lender to exercise any such powers. No omission or delay by Agent or Lender at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lender is entitled, nor shall it in any way affect the right of Agent or Lender to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lender and shall survive the execution and delivery of this Agreement. Sections 11.11 and 11.17 shall survive the expiration or other termination of this Agreement, and the indemnity obligations of Borrower in Section 6.3 shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). Borrower shall not assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lender may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lender’s successors and assigns.

11.8 Governing Law. This Agreement and the other Loan Documents have been negotiated and delivered to Agent and Lender in the State of California, and shall have been accepted by Agent and Lender in the State of California. Payment to Agent and Lender by Borrower of the Secured Obligations is due in the State of California. This Agreement and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.9 Consent to Jurisdiction and Venue. All judicial proceedings (to the extent that the reference requirement of Section 11.10 is not applicable) arising in or under or related to this Agreement or any of the other Loan Documents may be brought in any state or federal court located in the State of California. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to nonexclusive personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement or the other Loan Documents. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.10 Mutual Waiver of Jury Trial / Judicial Reference.

(a) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert Person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF BORROWER, AGENT AND LENDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY BORROWER AGAINST AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE OR BY AGENT, LENDER OR THEIR RESPECTIVE ASSIGNEE AGAINST BORROWER. This waiver extends to all such Claims, including Claims that involve Persons other than Agent, Borrower and Lender; Claims that arise out of or are in any way connected to the relationship among Borrower, Agent and Lender; and any Claims for damages, breach of contract, tort, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement, any other Loan Document.

(b) If the waiver of jury trial set forth in Section 11.10(a) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California. Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.

(c) In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 11.9, any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

11.11 Professional Fees. Borrower promises to pay Agent’s and Lender’s fees and expenses necessary to finalize the loan documentation, including but not limited to reasonable attorneys fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees and expenses (including fees and expenses of in-house counsel) incurred by Agent and Lender after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lender in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.12 Confidentiality. Agent and Lender acknowledge that certain items of Collateral and information provided to Agent and Lender by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lender agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lender may disclose any such information: (a) to its own directors, officers, employees, accountants, counsel and other professional advisors and to its affiliates if Agent or Lender in their sole discretion determines that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this paragraph or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public at the time of disclosure to Agent or Lender as a result of Agent or Lender failing to comply with the other provisions of this Section 11.12; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Agent or Lender; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lender’s counsel; (e) to comply with any legal requirement or law applicable to Agent or Lender; (f) to the extent reasonably necessary in connection with the exercise of any right or remedy under any Loan Document, including Agent’s sale, lease, or other disposition of Collateral after default; (g) to any participant or Assignee of Agent or Lender or any prospective participant or Assignee; provided, that such participant or Assignee or prospective participant or Assignee agrees in writing to be bound by this Section prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its affiliates or any guarantor under this Agreement or the other Loan Documents.

11.13 Assignment of Rights. Borrower acknowledges and understands that Agent or Lender may sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lender hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lender shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lender shall relieve Borrower of any of its obligations hereunder. Lender agrees that in the event of any transfer by it of the Note(s)(if any), it will endorse thereon a notation as to the portion of the principal of the Note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.14 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lender. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lender or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full, final, and indefeasible payment to Agent or Lender in Cash.

11.15 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.16 No Third Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lender and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, the Lender and the Borrower.

11.17 Agency.

(a) Lender hereby irrevocably appoints Hercules Technology Growth Capital, Inc. to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b) Lender agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Revolving Commitment (based upon the total outstanding Revolving Commitment) in effect on the date on which indemnification is sought under this Section 11.17, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(c) Agent in Its Individual Capacity. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(d) Exculpatory Provisions. The Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not:

(i)	be subject to any fiduciary or other implied duties, regardless of whether any default or any Event of Default has occurred and is continuing;

(ii)	have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Lender, provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)	except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and the Agent shall not be liable for the failure to disclose, any information relating to the Borrower or any of its affiliates that is communicated to or obtained by any Person serving as the Agent or any of its affiliates in any capacity.

(e) The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Lender or as the Agent shall believe in good faith shall be necessary, under the circumstances or (ii) in the absence of its own gross negligence or willful misconduct.

(f) The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

(g) Reliance by Agent. Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of the Loan Agreement or any of the other

Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement, the Loan Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lender with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

11.18 Publicity. None of the parties hereto nor any of its respective member businesses and affiliates shall, without the other parties’ prior written consent (which shall not be unreasonably withheld or delayed), publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, Trademarks, servicemarks in any news release concerning such party; provided however, notwithstanding anything to the contrary herein, no such consent shall be required to the extent (i) necessary to comply with the requests of any regulators, legal requirements or laws applicable to such party, and (B) in compliance with Section 11.12.

11.19 Multiple Borrowers.

(a) Borrower’s Agent. Each of the Borrowers hereby irrevocably appoints Aquantia Corp. as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Revolving Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from the Agent or any Lender. The Agent may rely, and shall be fully protected in relying, on any request for the Revolving Loan, disbursement instruction, report, information or any other notice or communication made or given by the Company, whether in its own name or on behalf of one or more of the other Borrowers, and the Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of the Borrowers’ obligations hereunder be affected thereby.

(b) Waivers. Each Borrower hereby waives: (i) any right to require the Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or Deposit Accounts held by or maintained with the Agent or any Indebtedness of the Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy the Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of the Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of the Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon the Agent for repayment or recovery of any amount or amounts received by the Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and the Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over the Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by the Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to the Agent and the Lenders under this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by the Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c) Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, the Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which the Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as the Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that the Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that the Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, the Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of the Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting the Agent to furnish to it any information now or hereafter in the Agent’s possession concerning the same or any other matter.

(e) Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and the Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Agent and Lender have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

Aquantia Corp.

Signature:	/s/ Faraj Aalaei

Print Name:	Faraj Aalaei

Title:	Chief Executive Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Michael L. Butler

Print Name:	Michael L. Butler

Title:	General Counsel

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Michael L. Butler

Print Name:	Michael L. Butler

Title:	General Counsel

Table of Exhibits and Schedules

Exhibit A:	Advance Request
Attachment to Advance Request

Exhibit B:	Revolving Note

Exhibit C:	Name, Locations, and Other Information for Borrower

Exhibit D:	Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit E:	Borrower’s Deposit Accounts and Investment Accounts

Exhibit F:	Compliance Certificate

Exhibit G:	Joinder Agreement

Exhibit H:	Borrowing Base Certificate

Exhibit I:	ACH Debit Authorization Agreement

Exhibit J:	Form of Purchase Order

Schedule 1	Subsidiaries
Schedule 1.1	Commitments
Schedule 1A	Existing Permitted Indebtedness
Schedule 1B	Existing Permitted Investments
Schedule 1C	Existing Permitted Liens
Schedule 1D	Eligible Customers and Contract Manufacturers
Schedule 5.3	Consents, Etc.
Schedule 5.5	Actions Before Governmental Authorities
Schedule 5.8	Tax Matters
Schedule 5.9	Intellectual Property Claims
Schedule 5.10	Intellectual Property
Schedule 5.11	Borrower Products
Schedule 5.13	Employee Loans
Schedule 5.14	Capitalization

EXHIBIT A

ADVANCE REQUEST

To:	Agent:	Date:	, 20[ ]

Hercules Technology Growth Capital, Inc. (the “Agent”) 400 Hamilton Avenue, Suite 310 Palo Alto, CA 94301 Facsimile: 650-473-9194 Attn:

Aquantia Corp. (“Borrower”) hereby requests from Hercules Technology Growth Capital, Inc. (“Lender”) an Advance of a [DESCRIBE LOAN TYPE] in the amount of                      Dollars ($            ) on                  ,          (the “Advance Date”) pursuant to the Loan and Security Agreement among Borrower, Agent and Lender dated as of January [    ], 2015 (as amended, restated, or otherwise modified from time to time, the “Agreement”). Capitalized words and other terms used but not otherwise defined herein are used with the same meanings as defined in the Agreement.

Please:

(a)	Issue a check payable to Borrower

or

(b)	Wire Funds to Borrower’s account

Bank:
Address:
ABA Number:
Account Number:
Account Name:

Borrower represents that the conditions precedent to the Advance set forth in the Agreement are satisfied and shall be satisfied upon the making of such Advance, including but not limited to: (i) that no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing; (ii) that the representations and warranties set forth in the Agreement and in the Warrant are and shall be true and correct in all material respects on and as of the Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; (iii) that Borrower is in compliance with all the terms and provisions set forth in each Loan Document on its part to be observed or performed; and (iv) that as of the Advance Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default under the Loan Documents. Borrower understands and acknowledges that Agent has the right to review the financial information supporting this representation and, based upon such review in its reasonable business judgment, Lender may decline to fund the requested Advance.

Borrower hereby represents that Borrower’s corporate status and locations have not changed since the date of the Agreement or, if the Attachment to this Advance Request is completed, are as set forth in the Attachment to this Advance Request.

Borrower agrees to notify Agent promptly before the funding of the Loan if any of the matters which have been represented above shall not be true and correct on the Advance Date and if Agent has received no such notice before the Advance Date then the statements set forth above shall be deemed to have been made and shall be deemed to be true and correct as of the Advance Date.

Executed as of [                ], 20[    ].

BORROWER:
AQUANTIA CORP.

SIGNATURE:
TITLE:
PRINT NAME:

ATTACHMENT TO ADVANCE REQUEST

Dated:

Borrower hereby represents and warrants to Agent that Borrower’s current name and organizational status is as follows:

Name:	Aquantia Corp.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:

Borrower hereby represents and warrants to Agent that the street addresses, cities, states and postal codes of its current locations are as follows:

EXHIBIT B

SECURED REVOLVING PROMISSORY NOTE

$ ,000,000	Advance Date: , 20[ ]

Maturity Date: [ ], 20[ ]

FOR VALUE RECEIVED, Aquantia Corp., a Delaware corporation, for itself and each of its Domestic Subsidiaries (the “Borrower”) hereby promises to pay to the order of Hercules Technology Growth Capital, Inc., a Maryland corporation or the holder of this Note (the “Lender”) at 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301 or such other place of payment as the holder of this Secured Revolving Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of [                    ] Dollars ($[    ],000,000) or such other principal amount as Lender has advanced to Borrower, together with interest at a floating rate equal to the Revolving Interest Rate (as defined in the Loan Agreement) per annum based upon a year consisting of 360 days, with interest computed daily based on the actual number of days in each month.

This Promissory Note is the Note referred to in, and is executed and delivered in connection with, that certain Loan and Security Agreement dated January 30, 2015, by and among Borrower, Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Agent”) and the several banks and other financial institutions or entities from time to time party thereto as lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”), and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute a default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of California. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of California, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER:	AQUANTIA CORP.

By:
Title:

EXHIBIT C

NAME, LOCATIONS, AND OTHER INFORMATION FOR BORROWER

1. Borrower represents and warrants to Agent that Borrower’s current name and organizational status as of the Closing Date is as follows:

Name:	Aquantia Corp.

Type of organization:	Corporation

State of organization:	Delaware

Organization file number:

2. Borrower represents and warrants to Agent that for five (5) years prior to the Closing Date, Borrower did not do business under any other name or organization or form except the following:

Name: N/A

Used during dates of: N/A

Type of Organization: N/A

State of organization: N/A

Organization file Number: N/A

Borrower’s fiscal year ends on December 31

Borrower’s federal employer tax identification number is:

3. Borrower represents and warrants to Agent that its chief executive office is located at 700 Tasman Drive, Milpitas CA 95035, USA.

EXHIBIT D

BORROWER’S PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES

ISSUED PATENTS

PPG No.	Patent No.	Issue Date	Country	Title	Inventor(s)
AQUA.P102C1	8,284,007	09-Oct-2012	United States of America	MAGNETIC PACKAGE FOR A COMMUNICATION SYSTEM	Langner, Paul; Farjadrad, Ramin; Shirani, Ramin; Martinson, Jerry; Gandy, Thomas Wayne
AQUA.P103C1	8,625,704	Jan-7-2014	United States of America	REJECTING RF INTERFERENCE IN COMMUNICATION SYSTEMS	Sedarat, Hossein; Farjadrad, Ramin; Shirani, Ramin
AQUA.P105C1	8,320,411	27-Nov-2012	United States of America	FAST RETRAINING FOR TRANSCEIVERS IN COMMUNICATION SYSTEMS	Sedarat, Hossein; Langner, Paul; Shirani, Ramin; Farjadrad, Ramin
AQUA.P106CIP1	8,442,099	14-May-2013	United States of America	CROSSTALK CANCELLATION FOR A COMMON-MODE CHANNEL	Sedarat, Hossein
AQUA.P108C1	8,854,986	10/7/2014	United States of America	ENERGY EFFICIENT ETHERNET (EEE) WITH 10GBASE-T STRUCTURES	Paul Langner, Hossein Sedarat
AQUA.P108C2	8,675,504	3/18/2014	United States of America	ENERGY EFFICIENT ETHERNET (EEE) WITH 10GBASE-T STRUCTURES	Paul Langner, Hossein Sedarat
AQUA.P109	8,611,451	17-Dec-2013	United States of America	PRECODER COEFFICIENT OPTIMIZATION METHOD AND APPARATUS FOR COMMUNICATIONS SYSTEMS	Sedarat, Hossein
AQUA.P110	8,659,986	25-Feb-14	United States of America	CROSSTALK CANCELLATION FOR A MULTIPORT ETHERNET SYSTEM	Jerold Martinson, PaulLangner, Hossein Sedarat
AQUA.P114	6,794,946	21-Sep-2004	United States of America	FREQUENCY ACQUISITION FOR DATA RECOVERY LOOPS	Farjadrad, Ramin
AQUA.P115	7,167,517	23-Jan-2007	United States of America	ANALOG N-TAP FIR RECEIVER EQUALIZER	Farjadrad, Ramin; Lee, Thomas H.
AQUA.P116	7,333,578	19-Feb-2008	United States of America	LINEAR DATA RECOVERY PHASE DETECTOR	Farjadrad, Ramin; Horowitz, Mark
AQUA.P117	7,221,196	22-May-2007	United States of America	LOW-POWER LOW-VOLTAGE MULTI-LEVEL VARIABLE-RESISTOR LINE DRIVER	Shirani, Ramin
AQUA.P117CIP1	7,528,629	05-May-2009	United States of America	LOW-POWER LOW-VOLTAGE MULTI-LEVEL VARIABLE-RESISTOR LINE DRIVER	Farjadrad, Ramin; Shirani, Ramin
AQUA.P117CIP2	7,532,048	12-May-2009	United States of America	MULTI-LEVEL VARIABLE-RESISTOR LINE DRIVER	Shirani, Ramin; Farjadrad, Ramin
AQUA.P118	7,583,724	01-Sep-2009	United States of America	LOW-POWER MIXED-MODE ECHO/CROSSTALK CANCELLATION IN WIRELINE COMMUNICATIONS	Shirani, Ramin
AQUA.P120	7,739,558	15-Jun-2010	United States of America	METHOD AND APPARATUS FOR RECTIFYING ERRORS IN THE PRESENCE OF KNOWN TRAPPING SETS IN ITERATIVE DECODERS AND EXPEDITED BIT ERROR RATE TESTING	Farjadrad, Ramin; Shirani, Ramin
AQUA.P124	8,279,783	02-Oct-2012	United States of America	LINEAR-EQUIVALENT ECHO AND NEXT CANCELLERS FOR TOMLINSON-HARASHIMA PRECODING (THP) SYSTEMS	Bates, Stephen; Sedarat, Hossein
AQUA.P125	7,589,567	15-Sep-2009	United States of America	COMPENSATION TECHNIQUE FOR CURRENT SOURCE CHANNEL- LENGTH MODULATION	Farjadrad, Ramin
AQUA.P127	7,818,649	19-Oct-2010	United States of America	EFFICIENT MESSAGE PASSING SCHEME OF ITERATIVE ERROR CORRECTING DECODERS	Farjadrad, Ramin; Benyamin, Saied
AQUA.P128	7,706,434	27-Apr-2010	United States of America	METHOD AND APPARATUS FOR CANCELLING INTERFERENCE IN A COMMUNICATION SYSTEM	Farjadrad, Ramin; Behtash, Saman
AQUA.P129	7,577,891	18-Aug-2009	United States of America	METHOD AND APPARATUS FOR EXTENDING DECODING TIME IN AN ITERATIVE DECODER USING INPUT CODEWORD PIPELINING	Farjadrad, Ramin; Shirani, Ramin
AQUA.P130	7,663,412	16-Feb-2010	United States of America	METHOD AND APPARATUS FOR PROVIDING LEAKAGE CURRENT COMPENSATION IN ELECTRICAL CIRCUITS	Farjadrad, Ramin
AQUA.P131	7,669,106	23-Feb-2010	United States of America	OPTIMIZATION OF LOW DENSITY PARITY CHECK (LDPC) BUILDING BLOCKS USING MULTI-INPUT GILBERT CELLS	Farjadrad, Ramin
AQUA.P132	7,805,642	28-Sep-2010	United States of America	LOW POWER ITERATIVE DECODER USING INPUT DATA PIPELINING AND VOLTAGE SCALING	Farjadrad, Ramin
AQUA.P133	7,797,613	14-Sep-2010	United States of America	DIGITAL IMPLEMENTATION OF AN ENHANCED MINSUM ALGORITHM FOR ERROR CORRECTION IN DATA COMMUNICATIONS	Farjadrad, Ramin; Shirani, Ramin
AQUA.P136C1	8,234,536	31-Jul-2012	United States of America	ITERATIVE DECODER USING INPUT DATA PIPELINING AND TIME- INTERLEAVED PROCESSING	Farjadrad, Ramin; Shirani, Ramin
AQUA.P137C1	8,281,210	02-Oct-2012	United States of America	OPTIMIZED CORRECTION FACTOR FOR LOW-POWER MIN-SUM LOW DENSITY PARITY CHECK DECODER (LDPC)	Shirani, Ramin; Farjadrad, Ramin
AQUA.P141	7,675,450	09-Mar-2010	United States of America	DIGITAL-TO-ANALOG CONVERTER (DAC) FOR HIGH FREQUENCY AND HIGH RESOLUTION ENVIRONMENTS	Tabatabaie, Ali; Farjadrad, Ramin
AQUA.P146	8,020,070	13-Sep-2011	United States of America	TRAPPING SET DECODING FOR TRANSMISSION FRAMES	Langner, Paul; Shirani, Ramin
AQUA.P146CIP1	8,196,016	05-Jun-2012	United States of America	TRAPPING SET DECODING FOR TRANSMISSION FRAMES	Langner, Paul; Shirani, Ramin
AQUA.P147	8,098,768	17-Jan-2012	United States of America	COMPENSATION OF ETHERNET TRANSMIT BASELINE WANDER	Langner, Paul; Sedarat, Hossein; Gandy, Thomas Wayne

AQUA.P148C1	8,156,359	10-Apr-2012	United States of America	LOW-POWER IDLE MODE FOR NETWORK TRANSCEIVER	Sedarat, Hossein; Barkan, Ozdal; Woodruff, William
AQUA.P149	8,724,678	5/19/2014	United States of America	ELECTROMAGNETIC INTERFERENCE REDUCTION IN WIRELINE APPLICATIONS USING DIFFERENTIAL SIGNAL COMPENSATION	Ramin Farjadrad, MichaelBrown
AQUA.P149CIP1	8,891,595	11/18/2014	United States of America	ELECTROMAGNETIC INTERFERENCE REDUCTION IN WIRELINE APPLICATIONS USING DIFFERENTIAL SIGNAL COMPENSATION	Ramin Farjadrad, MichaelBrown
AQUA.P150	8,891,383	11/18/2014	United States of America	HIGH-SPEED ETHERNET TRANSCEIVER CALIBRATION WITH ECHO CANCELLER REUSE	FadiSaibi, Hossein Sedarat, Ramin Farjadrad
AQUA.P161C1	8,861,663	10/14/2014	United States of America	CORRELATED NOISE CANCELLER FOR HIGH-SPEED ETHERNET RECEIVERS	Hossein Sedarat
AQUA.P178	7,227,883	05-Jun-2007	United States of America	METHOD AND APPARATUS FOR DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING	Tellado, Jose; Kasturia, Sanjay; Cohen, Eran
AQUA.P178C1	7,362,791	22-Apr-2008	United States of America	METHOD AND APPARATUS FOR DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING	Tellado, Jose; Kasturia, Sanjay; Cohen, Eran
AQUA.P178CIP1	7,366,231	29-Apr-2008	United States of America	METHOD AND APPARATUS FOR DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING	Tellado, Jose; Kasturia, Sanjay; Cohen, Eran
AQUA.P178CIP1 CN	0580018010	26-May-2010	China (Peoples Republic)	SUB-BLOCK DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING	Tellado, Jose; Kasturia, Sanjay; Cohen, Eran
AQUA.P178CIP1J P	4796051	05-Aug-2011	Japan	SUB-BLOCK DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING	Tellado, Jose; Kasturia, Sanjay; Cohen, Eran
AQUA.P178CIP1 TW	I360305	11-Mar-2012	Taiwan	SUB-BLOCK DOMAIN TRANSFORMATION MULTIPLE SIGNAL PR	Tellado, Jose; Kasturia, Sanjay; Cohen, Eran
AQUA.P178TW	1377814	21-Nov-2012	Taiwan	A METHOD AND APPARATUS FOR DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING	Tellado, Jose; Kasturia, Sanjay; Cohen, Eran
AQUA.P180	7,466,746	16-Dec-2008	United States of America	SINGLE AMPLIFIER PRESAMPLE PROCESSING CIRCUITRY	Gupta, Sandeep Kumar
AQUA.P180TW	I338464	01-Mar-2011	Taiwan	SINGLE AMPLIFIER PRESAMPLE PROCESSING CIRCUITRY	Gupta, Sandeep Kumar
AQUA.P181	7,747,923	29-Jun-2010	United States of America	LOW-POWER RECEIVER DECODING	Dabiri, Dariush; Tellado, Jose
AQUA.P181TW	1371929	01-Sep-2012	Taiwan	METHOD OF A TRANSCEIVER DECODING AN ETHERNET SIGNAL AND ETHERNET SYSTEM	Dabiri, Dariush; Tellado, Jose
AQUA.P183	7,461,328	02-Dec-2008	United States of America	EFFICIENT DECODING	Dabiri, Dariush; Barot, Nitin
AQUA.P183CIP1	7,634,710	15-Dec-2009	United States of America	EFFICIENT DECODING	Dabiri, Dariush; Barot, Nitin
AQUA.P183CIP1 D1	8,234,550	31-Jul-2012	United States of America	EFFICIENT DECODING	Dabiri, Dariush; Barot, Nitin
AQUA.P184	7,720,015	18-May-2010	United States of America	RECEIVER ADC CLOCK DELAY BASED ON ECHO SIGNALS	Gupta, Sandeep Kumar
AQUA.P184TW	1323983	21-Apr-2010	Taiwan	RECEIVER ADC CLOCK DELAY BASED ON ECHO SIGNALS	Gupta, Sandeep Kumar
AQUA.P185	7,782,852	24-Aug-2010	United States of America	MULTIPLE MODULATION RATE 10GBASE-T TRANSMISSION	Tellado, Jose; Kasturia, Sanjay
AQUA.P185TW	I337020	01-Feb-2011	Taiwan	MULTIPLE MODULATION RATE 10GBASE-T TRANSMISSION	Tellado, Jose; Kasturia, Sanjay
AQUA.P186	7,646,699	12-Jan-2010	United States of America	TRANSCEIVER POWER BACKOFF	Tellado, Jose; Kasturia, Sanjay
AQUA.P186TW	I326176	11-Jun-2010	Taiwan	TRANSCEIVER POWER BACKOFF	Tellado, Jose; Kasturia, Sanjay
AQUA.P189	8,279,912	02-Oct-2012	United States of America	TRANCEIVER NON-LINEARITY CANCELLATION	Dabiri, Dariush; Tellado, Jose; Gupta, Sandeep Kumar
AQUA.P189TW	I351199	21-Oct-2011	Taiwan	TRANSCEIVER NON-LINEARITY CANCELLATION	Dabiri, Dariush; Tellado, Jose; Gupta, Sandeep Kumar
AQUA.P190	7,860,020	28-Dec-2010	United States of America	MASTER/SLAVE TRANSCEIVER POWER BACK-OFF	Taich, Dimitry; Tellado, Jose
AQUA.P190C1	8,520,562	27-Aug-2013	United States of America	MASTER/SLAVE TRANSCEIVER POWER BACK-OFF	Taich, Dimitry; Tellado, Jose
AQUA.P190C2	8,804,582	8/12/2014	United States of America	MASTER/SLAVE TRANSCEIVER POWER BACK-OFF	Dimitry Taich, Jose Tellado
AQUA.P191	7,782,929	24-Aug-2010	United States of America	MULTIPLE TRANSMISSION PROTOCOL TRANSCEIVER	Taich, Dimitry; Tellado, Jose
AQUA.P191TW	I355150	21-Dec-2011	Taiwan	MULTIPLE TRANSMISSION PROTOCOL TRANSCEIVER	Taich, Dimitry; Tellado, Jose
AQUA.P192	7,729,464	01-Jun-2010	United States of America	AIDING SYNCHRONIZATION BETWEEN MASTER AND SLAVE TRANSCEIVERS	Taich, Dimitry; Tellado, Jose
AQUA.P193	7,957,456	07-Jun-2011	United States of America	SELECTION OF FILTER COEFFICIENTS FOR TRANCEIVER NON- LINEARITY SIGNAL CANCELLATION	Dabiri, Dariush; Tellado, Jose
AQUA.P193TW	1368392	11-Jul-2012	Taiwan	SELECTION OF FILTER COEFFICIENTS FOR TRANSCEIVER NON-LINEARITY SIGNAL CANCELLATION
AQUA.P194	8,416,719	09-Apr-2013	United States of America	GENERATING AN ESTIMATED NON-LINEAR ECHO SIGNAL	Dabiri, Dariush
AQUA.P195	7,881,330	01-Feb-2011	United States of America	CONTROLLING ACTIVATION OF ELECTRONIC CIRCUITRY OF DATA PORTS OF A COMMUNICATION SYSTEM	Taich, Dimitry; Tellado, Jose
AQUA.P195C1	8,885,662	11-Nov-2014	United States of America	CONTROLLING ACTIVATION OF ELECTRONIC CIRCUITRY OF DATA PORTS OF A COMMUNICATION SYSTEM	Taich, Dimitry; Tellado, Jose
AQUA.P196	8,321,708	27-Nov-2012	United States of America	INTERFACING MEDIA ACCESS CONTROL (MAC) WITH A LOW-POWER PHYSICAL LAYER (PHY) CONTROL	Dring, John; Tellado, Jose; Taich, Dimitry
AQUA.P197	8,295,214	23-Oct-2012	United States of America	REDUCING TRANSMIT SIGNAL COMPONENTS OF A RECEIVE SIGNAL OF A TRANSCEIVER	Chandra, Gaurav; Malkin, Moshe; Dabiri, Dariush
AQUA.P199	8,792,597	7/29/2014	United States of America	REDUCING ELECTROMAGNETIC INTERFERENCE IN A RECEIVE SIGNAL WITH AN ANALOG CORRECTION SIGNAL	Mosche Malkin, Jose Tellado
AQUA200	8,254,490	28-Aug-2012	United States of America	REDUCING TRANSMIT SIGNAL COMPONENTS OF A RECEIVE SIGNAL OF A TRANSCEIVER USING A SHARED DAC ARCHITECTURE	Chandra, Gaurav
AQUA201	8,804,793	12-Aug-2014	United States of America	METHOD AND APPARATUS FOR FAST LINK RECOVERY	Wu, Jiangfeng; Tellado, Jose; Dring, John; Ferdosi, Nima
AQUA203	8,804,794	12-Aug-2014	United States of America	ADJUSTABLE LATENCY TRANSCEIVER PROCESSING	Malkin, Moshe; Tellado, Jose; McCarthy, Frank
AQUA204	8,804,798	12-Aug-2014	United States of America	TRANSCEIVER SPECTRUM CONTROL FOR CROSS-TALK MITIGATION	Malkin, Moshe; Tellado, Jose

PENDING PATENT APPLICATIONS

PPG No.	App. No.	Filing Date	Country
AQUA.P103C2	13/965,635	8/13/2013	United States of America
AQUA.P104C1	12/604,323	10/22/2009	United States of America
AQUA.P106C1	12/563,938	9/21/2009	United States of America
AQUA.P111	13/039,099	3/2/2011	United States of America
AQUA.P163	13/625,820	9/24/2012	United States of America
AQUA.P166	13/268,236	10/7/2011	United States of America
AQUA.P168	13/346,534	1/9/2012	United States of America
AQUA.P169	13/413,029	3/6/2012	United States of America
AQUA.P174	13/523,826	6/14/2012	United States ofAmerica
AQUA.P175	13/966,208	8/13/2013	United States of America
AQUA.P176	13/671,132	11/7/2012	United States of America
AQUA.P198	12/789,728	5/28/2010	United States of America
AQUA.P205	13/398,748	2/16/2012	United States of America
AQUA.P209	14/030,317	9/18/2013	United States of America
AQUA.P210	14/459,260	8/13/2014	United States of America
AQUA.P211	14/180,082	2/13/2014	United States of America

EXPIRED MATTERS

PPG No.	App. No.	Filing Date	Country	Title
AQUA.P102P	61/173,394	4/28/2009	United States of America	MAGNETIC PACKAGE FOR A COMMUNICATION SYSTEM
AQUA.P103P	61/153,440	2/18/2009	United States of America	REJECTING RF INTERFERENCE IN COMMUNICATION SYSTEMS
AQUA.P104P	61/141,640	12/30/2008	United States of America	A COMMON MODE DETECTOR FOR A COMMUNICATION SYSTEM
AQUA.P104P1	61/141,639	12/30/2008	United States of America	A COMMON MODE DETECTOR FOR A COMMUNICATION SYSTEM
AQUA.P105P	61/148,112	1/29/2009	United States of America	FAST RETRAINING FOR TRANSCEIVERS IN COMMUNICATION SYSTEMS
AQUA.P106P	61/099,979		United States of America	INTERFERENCE CANCELLATION IN 10GBASE-T AND OTHER MULTI CHANNEL COMMUNICATION SYSTEMS
AQUA.P109P	61/453,215	3/16/2011	United States of America	PRECODER COEFFICIENT OPTIMIZATION METHOD AND APPARATUS FOR COMMUNICATIONS SYSTEMS
AQUA.P111P	61/310,096		United States of America	CRC-8 FRAME CORRECTION
AQUA.P120P	60/692,897	6/22/2005	United States of America	APPLICATION OF NOISE BIASING TOWARD EXPEDITED BIT ERROR RATE TESTING
AQUA.P121P	60/680,913		United States of America	OPTIMIZATION OF LDPC BUILDING BLOCKS USING ALTERNATING MIRRORED GILBERT CELLS
AQUA.P122P	60/680,906		United States of America	IMPROVED INTERFERENCE CANCELLATION TECHNIQUE USING A SINGLE-VCO CDR ARCHITECTURE WITH DUAL TRACKING CAPABILITY
AQUA.P123P	60/705,962		United States of America	OPTIMIZATION OF LDPC BUILDING BLOCKS USING ALTERNATING MIRRORED GILBERT CELLS
AQUA.P124P	60/708,015	8/12/2005	United States of America	LINEAR-EQUIVALENT ECHO CANCELLER FOR TOMLIMSON-HARASHIMA PRECODING (THP) SYSTEMS
AQUA.P125P	60/710,421	8/22/2005	United States of America	COMPENSATION TECHNIQUE FOR CURRENT SOURCE CHANNEL-LENGTH MODULATION
AQUA.P126P	60/710,964		United States of America	MIXED-MODE ECHO CANCELLATION ARCHITECTURE FOR 10GBASE-T/ANALOG ECHO CANCELLATION CONSIDERATIONS
AQUA.P127P	60/740,816	11/30/2005	United States of America	HIGH EFFICIENT MESSAGE PASSING SCHEME FOR ITERATIVE ERROR CORRECTING DECODERS
AQUA.P128P	60/671,814	4/15/2005	United States of America	RECEIVER MIXED-SIGNAL ARCHITECTURE FOR 10GBASE-T IEEE 802.3
AQUA.P129P	60/685,481	5/27/2005	United States of America	EXTENSION OF DECODING TIME IN ITERATIVE ERROR CORRECTING DECODERS USING INPUT CODEWORD PIPELINING
AQUA.P129WO	PCT/US06/20900	5/26/2006	United States ofAmerica	METHOD AND APPARATUS FOR EXTENDING DECODING TIME IN AN ITERATIVE DECODER USING INPUT CODEWORD
AQUA.P130P	60/689,501	6/10/2005	United States of America	WIDE RANGE SUBTHRESHOLD CURRENT MIRRORING
AQUA.P131P	60/671,820	4/15/2005	United States of America	OPTIMIZATION OF LDPC BUILDING BLOCKS USING MULTI-INPUT GILBERT CELLS
AQUA.P132P	60/774,906	2/17/2006	United States of America	LOW POWER ITERATIVE DECODER USING INPUT DATA PIPELINING AND VOLTAGE SCALING
AQUA.P133P	60/776,026	2/22/2006	United States of America	DIGITAL IMPLEMENTATION OF AN ENHANCED MINSUM ALGORITHM FOR ERROR CORRECTION IN DATA COMMUNICATIONS
AQUA.P136P	60/819,101	7/7/2006	United States of America	ITERATIVE DECODER USING INPUT DATA PIPELINING AND TIME INTERLEAVED PROCESSING
AQUA.P137P	60/819,056	7/7/2006	United States of America	OPTIMIZED CORRECTION FACTOR FOR LOW POWER MIN SUM LOW DENSITY PARITY CHECK DECODER (LDPC)
AQUA.P138P	60/886,619	1/24/2007	United States of America	DENA BOOST FILTER AND PGA
AQUA.P139P	60/886,500	1/24/2007	United States of America	DENA BOOST FILTER AND PGA
AQUA.P140P	60/888,881		United States of America	MAGNETICS DROOP COMPENSATION FOR 10G/1G PHYS
AQUA.P141P	60/943,828	6/13/2007	United States of America	D/A CONVERTER
AQUA.P142P	61/168,071		United States of America	ON-CHIP LINEAR REGULATOR WITH PULSED CONTROL
AQUA.P143P	60/970,210		United States of America	OPTIMIZATION OF LOGIC BLOCKS FOR SPEED AND LEAKAGE USING MULTI-Vth DEVICES
AQUA.P144P	61/152,237		United States ofAmerica	A CABLE EMULATOR INTEGRATED CIRCUIT FOR TESTING OF COMMUNICATION TRANSCEIVERS
AQUA.P145P	61/168,078		United States of America	DIGITAL ON-CHIP LINEAR REGULATOR
AQUA.P146P	60/992,457	12/5/2007	United States of America	TRAPPING SET DECODER FOR THE IEEE 10GBASE-T LDPC CODE
AQUA.P147P	61/027,766	2/11/2008	United States of America	100BASE-TX ETHERNET, TRANSMIT BASELINE WANDER COMPENSATION TECHNIQUE
AQUA.P148P	61/051,293	5/7/2008	United States of America	EXTENDED LOW-POWER IDLE (XLPI) FOR 10GBASE-T ENERGY-EFFICIENT ETHERNET
AQUA.P149P	61/349,492	5/28/2010	United States of America	ELECTROMAGNETIC EMISSION REDUCTION IN WIRELINE APPLICATIONS USING DIFFERENTIAL SIGNAL IMBALANCING
AQUA.P150P	61/359,577	6/29/2010	United States of America	ANALOG FRONT-END AUTOMATED CALIBRATION AND SCREENING USING ECHO CANCELLERS
AQUA.P151P	61/360,606	7/1/2010	United States of America	VARIABLE RESISTOR VOLTAGE DRIVER WITH SELF-NOISE COMPENSATION CIRCUIT
AQUA.P152P	61/224,299		United States of America	A LOW-VOLTAGE INDUCTIVE-COUPLED VOLTAGE DRIVER
AQUA.P162P	61/435,180	1/21/2011	United States of America	METHODS AND APPARATUS FOR ADAPTIVE FILTERING RATE CONTROL
AQUA.P167P	61/544,839	10/7/2011	United States of America	METHOD AND APPARATUS FOR UNIFIED DATA TRANSMISSION OF HIGH DEFINITION MEDIA INTERFACES USING HIGH SPEED ETHERNET
AQUA.P175P1	61/682,694	8/13/2012	United States of America	SUB-RATE CODES WITHIN THE 10GBASE-T FRAME STRUCTURE
AQUA.P178CIP1WO	PCT/US05/08921	3/18/2005	United States of America	SUB-BLOCK DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING
AQUA.P178WO	PCT/US04/35351	10/19/2004	United States of America	A METHOD AND APPARATUS FOR DOMAIN TRANSFORMATION MULTIPLE SIGNAL PROCESSING
AQUA.P180WO	PCT/US06/21177	5/31/2006	United States of America	SINGLE AMPLIFIER PRESAMPLE PROCESSING CIRCUITRY
AQUA.P181WO	PCT/US05/29597	8/17/2005	United States of America	LOW POWER RECEIVER DECODING
AQUA.P183WO	PCT/US06/10626	3/23/2006	United States of America	EFFICIENT DECODING
AQUA.P185WO	PCT/US06/39485	10/10/2006	United States of America	MULTIPLE MODULATION RATE 10GBASE-T TRANSMISSION
AQUA.P186WO	PCT/US06/47241	12/12/2006	United States of America	TRANSCEIVER POWER BACKOFF
AQUA.P187P1	60/752,729		United States of America	TRANSMISSION PRE-CODING
AQUA.P188WO1	PCT/US07/04179	2/13/2007	United States of America	AUTO-SEQUENCING TRANSMISSION SPEED OF A DATA PORT
AQUA.P191WO	PCT/US07/74102	7/23/2007	United States of America	MULTIPLE TRANSMISSION PROTOCOL TRANSCEIVER
AQUA.P193WO	PCT/US08/57215	3/17/2008	United States of America	SELECTION OF FILTER COEFFICIENTS FOR TRANCEIVER NON-LINEARITY SIGNAL CANCELLATION
AQUA.P201P1	61/364,893	7/16/2010	United States of America	METHOD AND APPARATUS FOR FAST LINK RECOVERY
AQUA.P202P1	61/381,911		United States of America	FULL DUPLEX 10GBASE-T TRANSMITTER HYBRID WITH SFDR < -65DBC OVER 400MHZ IN 40NM CMOS
AQUA.P210P2	61/944,829	2/26/2014	United States of America	HIGH-SPEED ETHERNET TRANSCEIVER WITH SUB-RATE MODES
AQUA.P210P	61/865,810	8/14/2013	United States of America	HIGH-SPEED ETHERNET TRANSCEIVER WITH SUB-RATE MODES

TRADEMARKS:

	Serial Number	Reg. Number	Word Mark	Check Status	Live/Dead

1	86387031		NBASE-T	TSDR	LIVE

2	86261566		AQRATE ALLIANCE	TSDR	LIVE

3	86320145		NEXTGENBASE-T	TSDR	LIVE

4	86320137		NEXTGBASE-T	TSDR	LIVE

5	86320125		MULTIGBASE-T	TSDR	LIVE

6	86320110		MULTIGIGBASE-T	TSDR	LIVE

7	86320101		NGBASE-T	TSDR	LIVE

8	86320094		MGBASE-T	TSDR	LIVE

9	86261411		AQRATE COMPLIANT	TSDR	LIVE

10	86261408		AQRATE CERTIFIED	TSDR	LIVE

11	85603923	4568772	AQRATE	TSDR	LIVE

12	85588669	4467084	UNLEASH YOUR BANDWIDTH	TSDR	LIVE

13	77745609	3728162	AQUANTIA	TSDR	LIVE

MATERIAL INBOUND LICENSES:

1.	Mysticom Inc. Technology License Agreement

2.	Special Purpose License and Maintenance Agreement (“SPLA”), Software License and Maintenance Agreement (“SLMA”) and Cadence Limited License and Maintenance Agreement (“CLLA”) with Cadence Design Systems, Inc.

3.	Tensilica, Inc. License Agreement

4.	ARM Artisan Physical IP End User License Agreement

5.	Synopsys, Inc. License Agreement

6.	Gennum Corporation (Snowbush) Core License Agreement

7.	Ramin Farjadrad Sublicense Agreements

8.	Anadec GmbH Agreement

9.	Taiwan Semiconductor Manufacturing Co., Ltd. Library Usage Agreement

10.	Posedge, Inc. IP Core License Agreement

11.	MorethanIP License Agreement

12.	PLX Technology, Inc. Patent License and Purchase Option Agreement

13.	Berkeley Design Automation, Inc. Software License Agreement

14.	Helic Agreement

15.	Virage Logic Corporation Master License Agreement

16.	Northwest Logic IP Core License Agreement

17.	VSemi Agreement

18.	Mentor Graphics Agreement

19.	Aragio Agreement

20.	Anadec Agreement

21.	Mellanox Technologies, Ltd. License Agreement

22.	Magma Design Automation Inc. Software License Agreement

23.	ICScape, Inc. License Agreement

24.	IC Manage Software License Agreement

25.	Apache Design, Inc. Software License Agreement

EXHIBIT E

BORROWER’S DEPOSIT ACCOUNTS AND INVESTMENT ACCOUNTS

Deposit Accounts

Institution Name and Address	Account Number	Average Balance in Account	Name of Account Owner
Silicon Valley Bank			Aquantia Corp.
Citibank			Aquantia Semiconductor India Private Limited

Securities Accounts

Institution Name and Address	Account Number	Average Balance in Account	Name of Account Owner
SVB Asset Management			Aquantia Corp.

EXHIBIT F

COMPLIANCE CERTIFICATE

EXHIBIT G

JOINDER AGREEMENT

EXHIBIT H

BORROWING BASE CERTIFICATE

EXHIBIT I

ACH DEBIT AUTHORIZATION AGREEMENT

EXHIBIT J

FORM OF PURCHASE ORDER

See Attached.

Intel Confidential

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Change Order:

Buyer:
INTEL CORPORATION
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PO Box: 58119
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PO Type: New
PO Generation Date: 03 Nov 2014
PO Original Date: 03 Nov 2014

Vat Reg:
Currency: US Dollar
Terms: 30 Days Net
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****Intel will not reimburse****

Bill To:
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ATTN: ACCOUNTS PAYABLE
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Confirmed Phone:
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Contact: OFSFAB West
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Ship To: Intel Corporation
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Tirat Hacarmel , 3902656
ISRAEL

Line Number / *Line Status*	*Intel Number*	*Supplier Item Number*	*Unit Price*	*Requested Qty* / *Outstanding Qty*	*U/M*	*Requested Line Amt*
00001 / New			38.00	1000 / 1000.0000	EA	38,000.00

1 of 2 11/4/2014 8:09 AM

WebPO Print Page https://supplier.intel.com/epo/app/webPOPrint.aspx?pos=3000877105…
Intel Confidential
intel
PO#: 3000877105 Type: Standard PO
Change Order:
Buyer:
INTEL CORPORATION PO Type: New
2200 Mission College Blvd. SC4.203 PO Generation Date: 03 Nov 2014
PO Box: 58119 PO Original Date: 03 Nov 2014
SANTA CLARA CA 95052
US
VAT Reg:
Currency: US Dollar
Seller: Terms: 30 Days Net
AQUANTIA CORP **Do not insure**
700 Tasman Dr **Intel will not reimburse**
Milpitas CA 95035-7456
UNITED STATES Confirmed Phone:
Confirmed Date:
Bill To:
INTEL COPORATION
HILLSBORO Contact: OFSFAB West
ATTN: ACCOUNTS PAYABLE Contact Phone: 877-811-2574
P.O. BOX 1000 Contact Email: N/A
HILLSBORO OR 97123
USA
** UNLESS NOTED IN THE LINE DETAIL PLEASE FOLLOW
** THE FOLLOWING SHIPPING INSTRUCTIONS:
Ship To: Intel Coproration
17 Motzkin Street
Tirat Hacarmel, 3902656
ISRAEL
Line Number Intel Number Supplier Item Number Unit Price Requested Qty U/M Requested Line Amt
Line Status Outstanding Qty
00001 38.00 1000 EA 38,000.00
New 1000.0000
Description: CPVL DP FCBGA 19x19mm EZX557-AT2
1 of 2 11/4/2014 8:09 AM

WebPO Print Page https://supplier.intel.com/epo/app/webPOPrint.aspx?pos=3000877105...
Please follow the table supplied that references specific grade unit requirement and quantities.
Contact Name: Yael Zuri
Email: YAEL.ZURI@INTEL.COM
Phone Number: +972 73 325 3859
Required Date: 03 Nov 2014 Factory ID:
Promised Date: Machine IT Location:
Machine:
FOB/FRT: FCA Intel Dock
INCO terms: FCA
Shipping Condition:
Shipping Instruction:
Disclaimer: Intel requires you to use Intel routing guide solely to obtain carrier and service level assignments for shipments tendered by or on behalf of you and for no other purpose. Intel routing guide can be viewed at http://supplier.intel.com/routingGuide/app/Index.aspx
Total Purchase Order Value: 38,000.00
This document confirms the purchase order from Intel. Only the terms and conditions contained in this PO apply. Any additional or conflicting terms and conditions on quotations of acknowledgement from the Seller are hereby rejected. The acceptance of items delivered hereunder by Intel shall not be acceptance of terms and conditions of the supplier.
************************************************************
* INVOICE INFORMATION
* INTEL WILL REMIT PAYMENT TO THE SUPPLIES NAME AND
* ADDRESS LISTED BELOW WITHOUT REGARD TO THE REMIT-TO
* INSTRUCTIONS ON THE INVOICE. CONTACT THE INTEL
* BUYER TO MAKE NECESSARY CORRECTIONS
************************************************************
AQUANTIA CORP
700 Tasman Dr
Milpitas, CA 95035-7456
USA
INTEL CORPORATIONS APPROVALS
OFSFAB West
877-811-2574
Intel Confidential N/A
2 of 2 11/4/2014 8:09AM

CISCO SYSTEMSR
Vendor AQUANTIA CORPORATION
700 TASMAN DR
MILIPTAS, CA 95035
United States
SHIP TO
Cisco Systems India Private Limited
Divyasree Chambers, Wing B
#11, O’Shaughnessy Road Akkithimanahalli, Bangalore, 560 027
India
BILL TO
Cisco Systems Inc.
Accounts Payable
PO Box # 696024
San Antonio, TX 78269
United States
Purchase Order
PURCHASE ORDER REVISION PAGE
US202019418 0 1
THIS PURCHASE ORDER NUMBER MUST APPEAR ON ALL
DATE OF ORD 02-DEC-14 BUYE S Lin
DATE OF REVIS BUYER
CUSTOMER ACC
5852536
VENDOR NO.
409156
PAYMENT TERMS
NET 30
FREIGHT TERMS
PREPAY&BILL
F.O.B.
Destination
SHIP VIA
CONFIRM TO / TELEPHONE
REQUESTOR / DELIVER TO
Jebaraj, Jebakumar Samuel
LINE PART NUMBER / DESCRIPTION DELIVERY DATE QUANTITY UNIT UNIT PRICE EXTENSION TAX
1 PR 201509342 VE project SakeCR (AA94HK) Q2FY15 spend Green Apple 15-102016-01 AQUANTIA B1 PHY P/N: AQR205-B1-EG-Y 02-DEC-14 2.00 EACH 60 120.00 N
Delivery date shown is date due on CISCO’S dock.
Resale # SR BHA 19-718623
Seller agrees to comply with all applicable laws including, if appropriate. Executive Order 11246, as amended, 38 USC 2012 of the Vietnam Era Veterans Readjustment Act of 1974 and Section 503 of the Rehabilitation Act of 1973, as amended, and the regulations at 41 CFR Parts 60-1 through 60-60, 60-250, and 60-741. Total 120.00
CONFIRMING ORDER - DO NOT DUPLICATE
Please mark P.O. number on outside of shipping carton AUTHORIZED SIGNATUR
CISCO 002 Rev. 5/99

SCHEDULE 1

SUBSIDIARIES

Name	Jurisdiction	Date of Formation

Aquantia Corp.	Delaware	January 27, 2004

Novin IP, Inc.	California	Subsidiary due to Merger 03/19/2005

Aquantia Semiconductor India Private Limited	India	September 9, 2011

Aquantia Rus Limited Liability Company	Russia	December 26, 2012

Aquantia B.V.	Netherlands	December 12, 2014

SCHEDULE 1.1

COMMITMENTS

LENDER	REVOLVING COMMITMENT
HERCULES TECHNOLOGY GROWTH CAPITAL, INC.	$11,500,000

TOTAL COMMITMENTS	$11,500,000

SCHEDULE 1A

PERMITTED INDEBTEDNESS

Name of Holder of Lien/Encumbrance	Description of Property Encumbered	Name of Company/Subsidiary
Faraj Aalaei ($175,000)	Deferred Bonus	Aquantia Corp.

SCHEDULE 1B

EXISTING PERMITTED INVESTMENTS

Name	Jurisdiction	Date of Formation

Aquantia Corp.	Delaware	January 27, 2004

Novin IP, Inc.	California	Subsidiary due to Merger 03/19/2005

Aquantia Semiconductor India Private Limited	India	September 9, 2011

Aquantia Rus Limited Liability Company	Russia	December 26, 2012

Aquantia B.V.	Netherlands	December 12, 2014

SCHEDULE 1C

EXISTING PERMITTED LIENS

Name of Holder of Lien/Encumbrance	Description of Property Encumbered	Name of Company/Subsidiary

Regency Tasman Holdings, LLC Deposit (Cash Deposit of $29,022.40)	Leased Property from the lessor	Aquantia Corp.

India Building lease Deposit (Approx. $70,809)	Leased Property from the lessor	Aquantia Semiconductor India Private Limited

Cash Deposit with SVB for LOC		Aquantia Corp.

SCHEDULE 1D

ELIGIBLE CUSTOMERS AND CONTRACT MANUFACTURERS

Customers/Contract Manufacturers

☐	Arista Networks, Inc.

☐	Aruba Networks, Inc.

☐	ASUSTek Computer Inc.

☐	Brocade Communications Systems, Inc.

☐	Cisco Systems, Inc.

☐	Dell Inc.

☐	Hewlett-Packard Company

☐	IBM Corporation – The International Business Machines Corporation

☐	Intel Corporation

☐	Juniper Networks, Inc.

☐	Oracle Corporation

☐	Qualcomm Incorporated

☐	Accton Technology Corporation

☐	Flextronics MFG (H.K.) LTD

☐	Global Foundries

☐	HON HAI PRECISION INDUSTRY CO., LTD.
Foxconn	Technology Group

☐	Jabil Circuit, Inc.

☐	NANNING FUGUI PRECISION INDUSTRIAL CO., LTD.

SCHEDULE 5.3

CONSENTS

None.

SCHEDULE 5.5

ACTIONS BEFORE GOVERNMENTAL AUTHORITIES

Action	Description	Name of Company/Subsidiary

Assessment Appeal filed November 20, 2014	Santa Clara County (Property Tax) Fully accrued (2011 – 2013 Estimated at $38k if appeal lost)	Aquantia Corp.

SCHEDULE 5.8

TAX MATTERS

Action	Description	Name of Company/Subsidiary

Assessment Appeal filed November 20, 2014	Santa Clara County (Property Tax) Fully accrued (2011 – 2013 Estimated at $38k if appeal lost)	Aquantia Corp.

SCHEDULE 5.9

INTELLECTUAL PROPERTY CLAIMS

None.

SCHEDULE 5.10

INTELLECTUAL PROPERTY AND PATENTS

Licenses and permits from others: (Agreements to be attached separately)

1.	Mysticom Inc. Technology License Agreement

2.	Special Purpose License and Maintenance Agreement (“SPLA”), Software License and Maintenance Agreement (“SLMA”) and Cadence Limited License and Maintenance Agreement (“CLLA”) with Cadence Design Systems, Inc.

3.	Tensilica, Inc. License Agreement

4.	ARM Artisan Physical IP End User License Agreement

5.	Synopsys, Inc. License Agreement

6.	Gennum Corporation (Snowbush) Core License Agreement

7.	Ramin Farjadrad Sublicense Agreements

8.	Anadec GmbH Agreement

9.	Taiwan Semiconductor Manufacturing Co., Ltd. Library Usage Agreement

10.	Posedge, Inc. IP Core License Agreement

11.	MorethanIP License Agreement

12.	PLX Technology, Inc. Patent License and Purchase Option Agreement

13.	Berkeley Design Automation, Inc. Software License Agreement

14.	Helic Agreement

15.	Virage Logic Corporation Master License Agreement

16.	Northwest Logic IP Core License Agreement

17.	VSemi Agreement

18.	Mentor Graphics Agreement

19.	Aragio Agreement

20.	Anadec Agreement

21.	Mellanox Technologies, Ltd. License Agreement

22.	Magma Design Automation Inc. Software License Agreement

23.	ICScape, Inc. License Agreement

24.	IC Manage Software License Agreement

25.	Apache Design, Inc. Software License Agreement

SCHEDULE 5.11

BORROWER PRODUCTS

None.

SCHEDULE 5.13

EMPLOYEE LOANS

In connection with the exercise of certain stock options, Faraj Aalaei issued the Company a $1,130,521.98 Secured Promissory Note, dated June 22, 2009, as amended June 22, 2011, in a principal amount equal to the purchase price of such shares.

In connection with the exercise of certain stock options, Faraj Aalaei issued the Company a $626,028.70 Secured Promissory Note, dated February 18, 2010, as amended June 22, 2011, in a principal amount equal to the purchase price of such shares.

In connection with the exercise of certain stock options, Ramin Shirani issued the Company a $219,128.07 Secured Promissory Note, dated June 22, 2009, in a principal amount equal to the purchase price of such shares.

In connection with the exercise of certain stock options, Ramin Shirani issued the Company a $36,300.00 Secured Promissory Note, dated March 18, 2010, in a principal amount equal to the purchase price of such shares.

In connection with the exercise of certain stock options, Ramin Shirani issued the Company a $57,099.46 Secured Promissory Note, dated November 15, 2010, in a principal amount equal to the purchase price of such shares.

SCHEDULE 5.14

CAPITALIZATION

CAPITALIZATION TABLE:

Cap Table as of December 31, 2014

Name	Total FD Shares	FD %
Preferred Stock
NEA	33,575,147	14.40%
Rusnano	28,336,859	12.15%
Pinnacle Ventures	27,986,975	12.00%
Greylock	20,698,117	8.88%
Lightspeed Venture Partners	18,199,241	7.80%
Other Investors	12,408,234	5.32%
NetL	8,075,371	3.46%
Cisco Systems, Inc.	6,462,714	2.77%
Xilinx	5,239,516	2.25%
Intel Capital Corporation	5,115,623	2.19%
Lip-Bu Tan	4,821,850	2.07%
VTA Fund II, LP	4,597,698	1.97%
Global Foundries	2,692,321	1.15%
Common Stock
Common Stock Issued	25,640,002	11.00%
Common Stock Warrants	121,513	0.05%

Options
Outstanding Options	26,495,816	11.36%
Available Pool	2,725,838	1.17%

Total	233,192,835	100%

fully diluted shares

Current Capitalization Table	As of December, 2014	% Fully Diluted
Preferred Stock
Series A Preferred Stock	18,329,516	7.86%
Series A Warrants	334,998	0.14%
Series B Preferred Stock	12,049,428	5.17%
Series B Warrants	31,973	0.01%
Series C Preferred Stock	1,000,000	0.43%
Series C Warrants	3,665,238	1.57%
Series D Preferred Stock	57,172,304	24.52%
Series D Warrants	825,334	0.35%
Series E Preferred Stock	26,438,711	11.34%
Series F Preferred Stock	43,103,440	18.48%
Series F Warrants	646,552	0.28%
Series G Warrants	640,129	0.27%
Series G Preferred Stock	13,972,043	5.99%

	178,209,665	76.42%

Common Stock
Common Stock Pool	29,856,656	12.80%
Less issued RSPAs	(113,500)	-0.05%
Increase in the Pool	18,000,000	7.72%
Common Stock Option Pool	47,743,156	20.47%
Less Options Granted r(51,619,923)	-22.14%
Plus Options Forfeited	6,531,730	2.80%
Common Stock Repurchased	70,875	0.03%

Stock Pool Reserve (unallocated)	2,725,838	1.17%
Common Stock Issued	25,640,002	11.00%
Options Outstanding	26,495,816	11.36%
Common Warrant	121,513	0.05%

	54,983,169	23.58%

Fully-diluted capitalization	233,192,835	100.00%

Common Stock Authorized	256,100,000	256,100,000